                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                     PHOTON DYNAMICS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as specified in its charter)

      -----------------------------------------------------------------------
      (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           1.   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2.   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3.   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4.   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5.   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           6.   Amount Previously Paid:
                ----------------------------------------------------------
           7.   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           8.   Filing Party:
                ----------------------------------------------------------
           9.   Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            6325 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 14, 2000

                            ------------------------

TO THE SHAREHOLDERS OF PHOTON DYNAMICS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PHOTON DYNAMICS, INC., a California corporation (the "Company"), will be held on Thursday, December 14, 2000 at 9:00 a.m. local time at the Hayes Mansion Conference Center, 200 Edenvale Avenue, San Jose, California 95136 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

    3. To approve the Company's 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 150,000 shares.

    4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 2001.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 27, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          Richard L. Dissly
                                          CHIEF FINANCIAL OFFICER

San Jose, California
November 14, 2000

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                     [LOGO]

                            6325 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 14, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Photon Dynamics, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on December 14, 2000, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hayes Mansion Conference Center, 200 Edenvale Avenue, San Jose, California 95136. The Company intends to mail this proxy statement and accompanying proxy card on or about November 14, 2000 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on October 27, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 27, 2000 there were 11,821,255 shares of Common Stock outstanding and entitled to vote.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to six
(6) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6325 San Ignacio Avenue, San Jose, California 95119, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than August 14, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are six nominees for the nine Board positions presently authorized in the Company's Bylaws. The Company has chosen to nominate only six directors at this time and may, in the future, consider additional candidates but currently does not intend to appoint additional members to the Board. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five of the directors were elected by the shareholders: Vincent
F. Sollitto, Jr., E. Floyd Kvamme, Barry L. Cox, Michael J. Kim and Malcolm J. Thompson. Richard P. Beck, who is currently a director, was recently appointed as a director by the Company.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to the discretionary power to cumulate votes. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

NAME                                             AGE      POSITION HELD WITH THE COMPANY/PRINCIPAL OCCUPATION
----                                           --------   ---------------------------------------------------
Mr. Vincent F. Sollitto, Jr..................     52      Chief Executive Officer and President of Photon
                                                          Dynamics, Inc.
Mr. E. Floyd Kvamme..........................     62      Chairman of the Board and General Partner of
                                                          Kleiner Perkins Caufield & Byers IV, a venture
                                                          capital partnership
Mr. Barry L. Cox.............................     58      Private investor
Mr. Michael J. Kim...........................     55      Vice President of Business Development at FDS,
                                                          Philips Components
Dr. Malcolm J. Thompson......................     55      President and Chief Executive Officer of Novalux,
                                                          Inc.
Mr. Richard P. Beck..........................     67      Chief Financial Officer of Advanced Energy
                                                          Industries, Inc.

    VINCENT F. SOLLITTO, JR. became Chief Executive Officer in June 1996 and became a member of our board of directors in July 1996. From August 1993 to 1996, he was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to joining Supercomputer Systems, Incorporated, Mr. Sollitto spent twenty-one years in various management positions at IBM, including Director of Technology and Process. Mr. Sollitto serves as a director of Irvine Sensors Corp., a semiconductor company, Applied Films Corporation, a flat panel display ("FPD") equipment manufacturer, and Ultratech Stepper, Inc., a semiconductor equipment company. Mr. Sollitto holds a B.S. degree in Electrical Engineering from Tufts College.

    E. FLOYD KVAMME became a member of our board of directors in 1986. Since 1984, he has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital partnership. Mr. Kvamme also serves on the boards of directors of Harmonic, Inc., a fiber optic and digital systems company, Brio Technology, a software company, National Semiconductor, a semiconductor company, Power Integrations, Inc., a semiconductor company, and several privately held companies. Mr. Kvamme received a B.S. degree in Electrical Engineering from the University of California, Berkeley and an M.S. degree in Engineering from Syracuse University.

    BARRY L. COX became a member of our board of directors in 1990. He joined Quantum Effect Devices, recently acquired by PMC-Sierra, in July 1998 and has served as Chairman of the Board since September 1999. Since 1998 Mr. Cox has also been a private investor. From January 1996 to July 1998, he was a consultant for various companies. From 1992 to 1993, he was the President, Chief Operating Officer and a director of Weitek Corporation, and from 1993 to 1995, served as its President and Chief Executive Officer. From 1987 to 1992, Mr. Cox served as President and Chief Executive Officer of ATEQ Corporation, a semiconductor capital equipment manufacturer. Mr. Cox serves on the boards of several privately held technology companies. Mr. Cox received a B.S. degree in Engineering from the U.S. Air Force Academy and an M.B.A. from Boston University.

    MICHAEL J. KIM has been a member of our board of directors since 1991. Since September 1999, he has been the Vice President of Business Development at FDS, Philips Components. From 1993 to February 1999, he was Senior Vice President of LG Electronics, Inc., a manufacturer of FPDs, and served as the head of the San Jose Technology Center of LG Electronics. From 1988 to 1992, Mr. Kim was Vice President at Goldstar Technology, Inc., formerly a subsidiary of LG Electronics. Mr. Kim received a B.S. degree in Electrical Engineering from the University of Illinois, Chicago and an M.S. degree in Electrical Engineering from the University of Santa Clara.

    MALCOLM J. THOMPSON has been a member of our board of directors since 1992. Since 1998, he has been President and Chief Executive Officer of Novalux, Inc. From 1996 to 1998, he was President and Chief Executive Officer of dpiX, Inc., and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. He also has served as Chairman of the Board of the United States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

    RICHARD P. BECK has been a member of our board of directors since September 2000. Since 1992, he has been Chief Financial Officer of Advanced Energy Industries, Inc., a power conversion and control systems company. Mr. Beck currently serves on the boards of directors of Advanced Energy Industries, Inc. and Applied Films Corporation, an FPD equipment manufacturer.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended September 30, 2000, the Board of Directors held nine (9) meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least four times each year to review the quarterly financial results and results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, among other matters. The Audit Committee is composed of three (3) non-employee directors: Messrs. Kvamme, Thompson and Kim. It met three times during such fiscal year, but will increase its meetings with the Company's independent auditors to at least once every quarter beginning in the current fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two (2) non-employee directors: Messrs. Kvamme and Cox. It met one time during such fiscal year.

    During the fiscal year ended September 30, 2000, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                 APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

    In March 1995, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1995 Stock Option Plan (the "Option Plan"). As a result of a series of amendments, as of September 30, 2000, there were 1,690,943 shares of the Company's Common Stock reserved for issuance under the Option Plan.

    At September 30, 2000, options (net of cancelled or expired options) covering an aggregate of 1,540,148 shares had been granted under the Option Plan and only 150,795 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan. On October 23, 2000, the Board approved an amendment to the Option Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Option Plan by 500,000 shares from 1,690,943 shares to 2,190,943 shares. This amendment is intended to afford the Company greater flexibility in granting stock options to employees and ensures that the Company can continue to grant such stock options at levels determined appropriate by the Board. It is anticipated that 225,000 of the shares will be reserved for grants to officers, employees, consultants and directors of Image Processing Systems Inc. ("IPS") in connection with the Company's acquisition of IPS, expected to close by the end of December 2000. During the last fiscal year, options were granted under the Option Plan covering shares in the amounts as follows: all current executive officers as a group were granted options for 257,500 shares, all directors as a group were granted options for 32,500 shares and all employees (excluding executive officers) as a group were granted options for 256,039 shares.

    Shareholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Option Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Option Plan, as amended, are outlined below:

GENERAL

    The Option Plan provides for the grant of both incentive and nonqualified stock options to employees, officers, directors, independent contractors and consultants of the Company and its affiliates and for the grant of stock bonuses to qualified individuals.

    Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonqualified stock options.

PURPOSE

    The Option Plan was adopted to give the employees, officers, directors, independent contractors, and consultants to the Company and its affiliates incentive, through ownership of the Company's Common Stock, to continue in their service to the Company and to help the Company compete effectively with other enterprises for the services of qualified individuals.

ADMINISTRATION

    The Board of Directors of the Company (the "Board"), or a committee (the "Committee") composed of two or more members of the Board, is authorized to administer the Option Plan. If administration is delegated to a Committee, such Committee will have, in connection with the administration of the Option Plan, the powers possessed by the Board. As used herein with respect to the Option Plan, the "Board" refers to the Committee as well as the Board itself.

    The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, in addition to cash, that may be used to pay the purchase price upon exercise of the option, and other terms of the option.

SHARES SUBJECT TO THE OPTION PLAN

    Pursuant to the October 23, 2000 amendment, the Common Stock that may be issued pursuant to awards under the Option Plan shall not exceed in the aggregate two million one hundred ninety thousand nine hundred forty-three (2,190,943) shares of the Company's Common Stock. If any option is surrendered (except for shares of Common Stock) or for any other reason ceases to be exercisable, in whole or in part, without having been exercised in full, the stock not purchased under such option will revert to and again become available for issuance under the Option Plan.

ELIGIBILITY

    Incentive stock options may be granted only to employees (including officers and directors who are employees). Nonqualified stock options may be granted to employees, directors, officers, independent contractors and consultants. All of the Company's executive officers, employees, consultants and directors are eligible to receive grants under the Option Plan. As of September 30, 2000, the Company and its subsidiaries had approximately two hundred twenty-seven
(227) executive officers and employees. Non-employee directors, of which there are currently five (5) are only eligible to receive the automatic, non-discretionary stock options described below.

    No person is eligible for the grant of an incentive stock option, if at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all such plans of the Company and its affiliates) may not exceed one hundred thousand ($100,000) dollars. In addition, no person shall be eligible to be granted options covering more than two hundred fifty thousand (250,000) shares of the Company's Common Stock in any calendar year.

TERMS OF DISCRETIONARY OPTIONS

    TERM.  No discretionary option is exercisable after the expiration of ten
(10) years from the date it was granted.

    EXERCISE/PURCHASE PRICE. The exercise price of each discretionary option will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

    CONSIDERATION. The purchase price of stock acquired pursuant to a discretionary option is paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the discretionary option, (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, (iii) by delivery of the optionee's promissory note with such provisions as the Committee determines appropriate, or (iv) any combination of the foregoing (including cash). If the exercise price of an option is paid by withholding Common Stock otherwise deliverable upon exercise of the option, the Committee may issue the optionee an additional option to purchase a number of shares of Common Stock equal to the number of shares withheld. This additional option shall have the same terms as the option that was exercised except that its exercise price shall be the fair market value of the Common Stock on the date of grant of the additional option.

    The Committee may, in its sole discretion, authorize the surrender of all or part of an unexercised option (excluding non-discretionary options described below) and authorize a payment thereof of an amount equal to the difference between the aggregate fair market value of the Common Stock subject to such option and the aggregate option price of such Common Stock. Such payment may be made in cash, shares of Common Stock (using the fair market value on the date of surrender), or some combination thereof.

    TRANSFERABILITY. An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A discretionary nonqualified stock option shall be transferable to the extent permitted by the option agreement covering the option.

TERMS OF NON-DISCRETIONARY OPTIONS

    GENERAL. Each person who is elected for the first time to be a non-employee director, and who is not an affiliate of a five percent (5%) shareholder (a "Non-Employee Director"), will automatically, upon the date of his or her initial election to be a Non-Employee Director, be granted a nonqualified stock option to purchase 20,000 shares of Common Stock (an "Initial Grant"). Immediately following each annual meeting of the Company's shareholders, each Non-Employee Director shall be granted a nonqualified stock option to purchase an additional 2,500 shares of Common Stock, provided such Non-Employee Director has provided services to the Company for at least one year (a "Subsequent Grant").

    TERM. No non-discretionary option is exercisable after the expiration of ten (10) years from the date it was granted.

    EXERCISE/PURCHASE PRICE. The exercise price of each non-discretionary option shall be one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

    CONSIDERATION. The purchase price of stock acquired pursuant to a non-discretionary option is paid either: (a) in cash at the time the non-discretionary option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the non-discretionary option, or (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, or (iii) any combination of the foregoing (including cash).

    TRANSFERABILITY. Non-discretionary stock options granted to Non-Employee Directors shall be transferable to the fullest extent permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended
("Rule 16b-3").

    VESTING. Each Initial Grant shall vest and become exercisable in equal annual installments over a period of four years from the date of grant. Each Subsequent Grant shall vest and become exercisable in equal monthly installments over a period of one year from the date of grant.

EFFECT OF CERTAIN CORPORATE EVENTS

    If any change is made in the Common Stock subject to the Option Plan, or subject to any option granted under the Option Plan through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

AMENDMENT OF PLAN AND GRANTS

    The Board at any time, and from time to time, may amend the Option Plan. However, no amendment will be effective without the consent of shareholders then sufficient to approve the Option Plan in the first instance where the amendment will increase the maximum number of shares subject to stock options issued under the Option Plan or change the designation or class of persons eligible to receive incentive stock options under the Option Plan.

TERMINATION OF PLAN

    The Board may suspend or terminate the Option Plan at any time or from time to time. Unless sooner terminated by the Board, the Option Plan will terminate on September 27, 2005.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Options granted under the Option Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under
Section 422 of the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provision of 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONQUALIFIED STOCK OPTIONS. Options granted under the Option Plan which are not designated as incentive stock options are "nonqualified stock options" which generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds
$1 million for a covered employee. It is possible that compensation attributable to awards granted under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by shareholders. Stock options granted under the Plan are intended to qualify for the exemption for performance-based compensation.

                                   PROPOSAL 3
           APPROVAL OF 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

    In September 1995, the Board of Directors (the "Board") adopted, and the shareholders subsequently approved, the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of a series of amendments, as of September 30, 2000, there were 600,000 shares of the Company's Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423(b) of the Code.

    At September 30, 2000, an aggregate of 381,767 shares had been issued under the Purchase Plan and only 218,233 shares remained for the grant of future rights under the Plan. On October 23, 2000, the Board of Directors of the Company approved an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan by 150,000 shares from 600,000 shares to 750,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board. During the last fiscal year, shares were purchased under the Purchase Plan at the weighted average price of $5.20 per share in the following amounts: Vincent F. Sollito, Jr. purchased 5,322 shares and Richard L. Dissly purchased 1,903 shares, all current executive officers as a group purchased 8,847 shares, and all employees (excluding executive officers) as a group purchased 85,092 shares.

    Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The Purchase Plan was adopted to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

    The Purchase Plan may be administered by the Board or by a committee of the Board (the "Committee"). The Board has delegated the administration of the Purchase Plan to the Committee. The Committee has, in connection with the administration of the Purchase Plan, the powers possessed by the Board. As used herein with respect to the Purchase Plan, the "Board" refers to such Committee as well as to the Board itself.

    The Board has the power to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the plan in such a manner as shall comply with Rule 16b-3, as amended.

PURCHASE PERIODS

    The Purchase Plan is implemented by a series of overlapping or consecutive purchase periods (the "Purchase Period"). The maximum duration of any Purchase Period shall be twenty-seven (27) months. An accrual period is a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating the following July 31 or January 31, respectively (an "Accrual Period").

    An employee who participates in the Purchase Plan is granted a separate option to purchase shares of Common Stock for each Purchase Period in which he or she participates. The option is granted on the first day of the Purchase Period and is automatically exercised in successive installments on the last day of each Accrual Period ending within the Purchase Period (the "Exercise Date"). An employee may participate in only one Purchase Period at a time. In the event that the fair market value of the Company's Common Stock is less than the fair market value of the Company's Common Stock on the first day of the first Accrual Period within the Purchase Period, the Purchase Period shall be terminated and the employee shall be enrolled automatically in the new Purchase Period that has its first Accrual Period commencing on that date, provided the employee is eligible to participate in the Purchase Plan on that date and has not elected to terminate participation in the Purchase Plan.

SHARES SUBJECT TO THE PLAN

    Pursuant to the October 23, 2000 amendment, the Common Stock that may be sold pursuant to awards under the Purchase Plan shall not exceed in the aggregate seven hundred and fifty thousand (750,000) shares of the Company's Common Stock.

ELIGIBILITY

    Rights to purchase stock may be granted under the Purchase Plan only to employees who are employed by the Company and whose customary employment is at least twenty (20) hours per week and at least five (5) months per calendar year.

    An eligible employee may be granted rights under the Purchase Plan only if such rights, together with any other rights granted under all such employee stock purchase plans of the Company or any affiliate do not permit such employee's rights to purchase stock of the Company or any subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time. No rights may be granted under the Purchase Plan to any person who, immediately following such grant, would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

TERMS OF RIGHTS

    RIGHTS; PURCHASE PRICE. On the first day of each Purchase Period, each eligible employee participating in such Purchase Period shall be granted the right to purchase up to the number of shares of Common Stock purchasable with a percentage not exceeding 10% of such employee's compensation during each Accrual Period in the Purchase Period. The maximum number of shares which may be purchased by any employee in any Accrual Period shall be 5,000 shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

    The purchase price per share of Common Stock acquired pursuant to rights granted under the Purchase Plan will not be less than the lesser of (i) 85% of the fair market value of a share of

Common Stock on the first day of the Purchase Period or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date.

    TRANSFERABILITY. Rights granted under the Purchase Plan are nontransferable except by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted while that person is still alive.

    EXERCISE. On each Exercise Date, a participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant's account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final Exercise Date will be held in the participant's account for the purchase of shares on the next Exercise Date under the Purchase Plan, unless the participant withdraws from the Purchase Period or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final Exercise Date, without interest.

    PARTICIPATION; WITHDRAWAL; TERMINATION. An eligible employee may become a participant in a Purchase Period by delivering a subscription agreement to the Company authorizing payroll deductions of up to 10% of such employee's earnings during the Purchase Period to the Company's payroll office at least fifteen
(15) business days prior to the Enrollment Date or as specified by the Board for such Purchase Period. Payroll deductions made for a participant shall be credited to an account for such participant under the Purchase Plan. A participant may (a) reduce payroll deductions during the Purchase Period, or
(b) increase payroll deductions for a future Purchase Period by filing a new subscription agreement with the Company.

    A participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Purchase Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his/her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the participant delivers to the Company a new subscription agreement.

    Upon a participant's ceasing to be an employee for any reason or upon termination of a participant's employment relationship, the payroll deductions credited to such participant's account during the Purchase Period but not yet used to exercise the option will be returned to such participant or, in the case of his/her death, to the person or persons entitled thereto, and such participant's option will be automatically terminated.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time, provided that except as described under "Effect of Certain Corporate Events," no such amendment or termination can adversely affect options previously granted, except that a Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

    Notwithstanding the foregoing, without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's earnings, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

EFFECT OF CERTAIN CORPORATE EVENTS

    If there is any change in the stock subject to the Purchase Plan or subject to any options granted under the Purchase Plan (through stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company (not including conversions of convertible securities)), the Purchase Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

    In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, then any successor corporation or parent or subsidiary of such successor corporation shall assume such outstanding options or substitute equivalent options for those outstanding under the Purchase Plan, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date").

FEDERAL INCOME TAX INFORMATION

    Participation in the Purchase Plan is intended to qualify for the favorable federal tax treatment accorded "employee stock purchase plans" under
Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired and the method of taxation will depend upon the holding period of the purchased shares.

    If the stock is disposed of at least two years after the beginning of the Purchase Period and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the Purchase Period over the exercise price (determined as of the beginning of the Purchase Period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the Exercise Date over the exercise price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its fair market value on the Exercise Date, the same amount of money is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Exercise Date.

    Any capital gain or loss recognized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term or short-term, depending on how long the stock is held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of 162(m) of the Code and the satisfaction of a tax reporting obligation).

                                   PROPOSAL 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the year ended
September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                       PRINCIPAL AND SELLING SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of our common stock as of September 30, 2000 by: (i) each director;
(ii) certain of our executive officers; (iii) all executive officers and directors of the Company as a group; (iv) all those known by us to be beneficial owners of more than five percent (5%) of our common stock; and (v) each of our current shareholders who is expected to sell in the offering.

BENEFICIAL OWNER(1)                                            NUMBER    PERCENT
-------------------                                           --------   --------
Kern Capital Management LLC(2)
  114 West 47th, Suite 1926
  New York, NY 10036........................................  736,800      6.23%
Vincent F. Sollitto, Jr.(3).................................  205,419      1.72%
Richard L. Dissly(4)........................................   29,529         *
William K. Pratt(5).........................................   38,017         *
Jeffrey A. Hawthorne(6).....................................   43,698         *
Richard E. Amtower(7).......................................  137,319      1.16%
E. Floyd Kvamme(8)..........................................   30,970         *
Barry L. Cox(9).............................................   13,300         *
Francois J. Henley(10)......................................   82,778         *
Malcolm J. Thompson(11).....................................   19,167         *
Michael J. Kim(12)..........................................   10,000         *
Richard P. Beck.............................................       --         *
All executive officers and directors as a group (14
  persons)(13)..............................................  689,515      5.70%

------------------------

*   Represents less than 1%.

(1) This table is based upon information supplied by officers, directors, principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,819,741 shares outstanding on September 30, 2000.

(2) Robert Kern and David Kern are controlling members of Kern Capital Management LLC and may be deemed the beneficial owner of the securities in that they might be deemed to share the power to direct the voting or disposition of the securities. This filing does not constitute an admission that either Robert Kern or David Kern is, for any purpose, the beneficial owner of these securities, and such beneficial ownership is expressly denied.

(3) Includes 156,084 shares subject to stock options held by Mr. Sollitto exercisable within 60 days of September 30, 2000.

(4) Includes 11,399 shares subject to stock options held by Mr. Dissly exercisable within 60 days of September 30, 2000.

(5) Includes 37,419 shares subject to stock options held by Dr. Pratt exercisable within 60 days of September 30, 2000.

(6) Includes 35,525 shares subject to stock options held by Mr. Hawthorne exercisable within 60 days of September 30, 2000.

(7) Includes 17,599 shares subject to stock options held by Mr. Amtower exercisable within 60 days of September 30, 2000.

(8) Includes 7,500 shares subject to stock options held by Mr. Kvamme exercisable within 60 days of September 30, 2000.

(9) Includes 13,300 shares subject to stock options held by Mr. Cox exercisable within 60 days of September 30, 2000.

(10) Includes 2,500 shares subject to stock options held by Mr. Henley exercisable within 60 days of September 30, 2000. In October 2000 Mr. Henley resigned from the Company's Board of Directors.

(11) Includes 19,167 shares subject to stock options held by Dr. Thompson exercisable within 60 days of September 30, 2000.

(12) Includes 10,000 shares subject to stock options held by Mr. Kim exercisable within 60 days of September 30, 2000.

(13) Includes 365,289 shares which certain executive officers, directors and principal shareholders of the Company have the right to acquire within 60 days of September 30, 2000 pursuant to outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each Non-Employee Director of the Company is entitled to receive a per meeting fee of $1,000 plus $500 for each committee meeting attended by the committee member. On July 18, 2000 the per meeting fee was increased to $2,000. In the fiscal year ended September 30, 2000, the total compensation paid to Non-Employee Directors was $60,000. No Director elected to forego cash compensation for service as a Non-Employee Director of the Company during the last fiscal year. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    During the last fiscal year, the Company granted options covering an aggregate of 32,500 shares in the individual amounts of 2,500 shares to each of Messrs. Cox, Henley, Kim, Kvamme and Thompson at an exercise of $38.50 per share and 20,000 shares to Richard P. Beck at an exercise price of $46.375 per share. Options granted during the last fiscal year have exercise prices equal to 100% of the fair market value on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of September 30, 2000, two (2) options had been exercised by

Non-Employee Directors for the following amounts: Francois J. Henley exercised 36,912 shares and Malcolm J. Thompson exercised 10,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended September 30, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 30, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                     ANNUAL COMPENSATION                       COMPENSATION
                                     ---------------------------------------------------   ---------------------
                                                              BONUS       OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)     ($)      COMPENSATION ($)        OPTIONS (#)
---------------------------          --------   ----------   --------   ----------------   ---------------------
Vincent F. Sollitto, Jr............    2000       272,117    165,000              --               40,000
  Chief Executive Officer              1999       215,055     72,496              --               50,000(2)
                                       1998       234,766     50,000              --                   --

Steve Song.........................    2000       155,409         --         160,398(1)            17,500
  Vice President, Sales                1999       135,366         --         110,068(1)            30,000
                                       1998       144,378         --         106,816(1)             7,000

Richard E. Amtower.................    2000       232,888     74,250           5,846(3)            80,000
  Vice President                       1999       153,333     50,750              --                   --
                                       1998       138,750     45,000              --                   --

Richard L. Dissly..................    2000       183,288     56,750              --               20,000
  Chief Financial Officer              1999       151,728         --              --               80,000
                                       1998            --         --              --                   --

Jeffrey A. Hawthorne...............    2000       183,283     46,750              --               30,000
  Vice President, Development          1999       169,289     24,000              --               10,000(2)
                                       1998       154,327     16,640              --               22,000

------------------------

(1) Represents commissions paid.

(2) Net of cancelled and repriced options. In November 1998, optionholders were allowed to replace outstanding options with new options priced at $4.50 per share if they agreed (1) to receive fewer options per a conversion formula,
    (2) that replacement options could not be exercised for a 6 month period and
    (3) that the replacement options would have 6 months added to the vesting schedule that applied to the original outstanding options.

(3) Represents car allowance.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Option Plan. As of September 30, 2000, options to purchase a total of 1,540,148 shares were outstanding under the Option Plan and options to purchase 150,795 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended September 30, 2000, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                       ---------------------------------                                   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF       PERCENTAGE OF                                    ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES       TOTAL OPTIONS                                    PRICE APPRECIATION FOR OPTION
                         UNDERLYING          GRANTED       EXERCISE OR BASE                           TERM(1)
                       OPTIONS GRANTED   TO EMPLOYEES IN        PRICE         EXPIRATION   -----------------------------
NAME                         (#)           FISCAL YEAR          ($/SH)           DATE         5% ($)          10% ($)
----                   ---------------   ---------------   ----------------   ----------   -------------   -------------
Mr. Sollitto, Jr.....      40,000              7.79%            $22.06         10/19/09    $  554,941.36   $1,406,280.88
Mr. Song.............      10,000              1.95%            $22.06         10/19/09    $  138,735.34   $  351,570.22
                            7,500              1.46%            $47.31          4/14/10    $  223,149.44   $  565,484.60
Mr. Amtower..........      80,000             15.58%            $33.38         12/14/09    $1,678,911.44   $4,254,541.52
Mr. Dissly...........      20,000              3.89%            $22.06         10/19/09    $  277,470.68   $  703,140.44
Mr. Hawthorne........      20,000              3.89%            $22.06         10/19/09    $  277,470.68   $  703,140.44
                           10,000              1.95%            $47.31          4/14/10    $  297,532.59   $  753,979.47

------------------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                 SHARES                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                              ACQUIRED ON       VALUE         OPTIONS AT FY-END (#)         OPTIONS AT FY-END
NAME                          EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          ------------   ------------   -------------------------   -------------------------
Mr. Sollitto, Jr............      39,000      $2,225,250         146,382/75,458          $4,713,415/$1,971,870
Mr. Song....................      15,000      $1,012,218           8,018/33,982            $185,216/$730,498
Mr. Amtower.................      10,228      $  744,547          14,400/65,600            $63,000/$287,000
Mr. Dissly..................      32,200      $1,829,575           7,399/60,401           $168,582/$1,705,633
Mr. Hawthorne...............      51,502      $3,246,949          32,915/36,434            $976,066/$593,583

EMPLOYMENT AGREEMENTS

    Each of Messrs. Sollitto, Dissly and Hawthorne is party to an agreement which provides certain severance and other benefits in the event of a termination of such person's employment with the Company following a change of control of the Company. In the event of a termination of such officer's employment (other than a voluntary termination by the officer or a termination for cause) that occurs within up to fifteen (15) months of a change in control of the Company, the officer is entitled to between six (6) months and fifteen
(15) months of severance payments and benefits depending upon the timing of such termination and the officer's obtaining alternative employment following termination. Upon such change of control, each officer's options under the Option Plan become fully exercisable if his employment is to terminate as of the closing of the change of control. If such officer's employment is to continue following a change of control, vesting of his options is accelerated by two
(2) years as of the closing of the change of control. Under these agreements, severance benefits consist of a continuation of the officer's base salary and non-discretionary bonuses, if any, during the applicable severance period and of his medical, health and other insurance benefits.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company has adopted provisions in its articles of incorporation which eliminate the liability of the directors of the Company to the fullest extent permissible under California law and authorize the Company to indemnify its directors and officers within certain applicable limits of the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or recession. In addition, the Company's bylaws provide that the Company shall indemnify its directors and officers who are, or are threatened to be made, parties to proceedings as a result of their position with the Company against expenses, judgments, fines, settlements and certain other amounts in connection with such proceedings, subject to certain limitations, except that with regard to any action by or in right of the Company, such indemnification shall be only for certain expenses incurred by such parties and shall be subject to certain limitations, including compliance with fiduciary obligations.

    The Company has entered into separate indemnification agreements with its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify these officers and directors against certain liabilities that may arise by reason of their status or service to the Company as directors, officers or employees or in some other official capacities and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

    There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                      CERTAIN TRANSACTIONS OF THE COMPANY

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's bylaws.

REPORT OF THE COMPENSATION COMMITTEE(1)

    During fiscal 2000, the Compensation Committee of the Board of Directors (the "Compensation Committee") consisted of Messrs. Kvamme and Cox, the former of whom serves as Chairman of the Committee and neither of whom is an officer or an employee of the Company. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee evaluates the performance of the Company's President and Chief Executive Officer ("CEO"), reviews the performance of other executive officers and reviews and approves or recommends to the Board compensation levels, policies and programs.

GENERAL COMPENSATION POLICY

    COMPENSATION PHILOSOPHY. The Compensation Committee believes that the Company's overall compensation program should relate to creating shareholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company's short-term and long-term performance goals, to link executive compensation to shareholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

    COMPONENTS OF EXECUTIVE COMPENSATION. During fiscal 2000, compensation for the Company's executive officers consisted of base salary, participation in an annual incentive compensation program and longer-term equity incentives. The Committee calibrated each component to a competitive market position based on executive compensation surveys and reports, third party compensation specialists and other relevant information. The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) Plan, and certain other benefits available generally to employees of the Company.

CASH-BASED COMPENSATION

    BASE SALARY. The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for executive officers (other than the President and CEO), the Committee considers the evaluation and recommendations of the Company's President and CEO.

    The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each executive officer's level of responsibility and within the parameters of companies of comparable size. The survey includes a broader group of technology companies than those companies included in the Chase H&Q Technology Index used in the performance measurement comparison graph included in this proxy

------------------------
(1) This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

statement. Generally, base salaries paid to executive officers for fiscal 2000 were set at levels equal to approximately the average of salaries paid to executives under the independent survey.

    During fiscal 2000, consistent with the principles discussed in the prior paragraph, the Compensation Committee approved an average salary adjustment for non-CEO executive officers of 9%. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in the Company, factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year.

    ANNUAL INCENTIVE COMPENSATION OPPORTUNITIES. The Company maintains annual incentive compensation programs to reward executive officers and other selected senior management and technical personnel for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance shareholder value and encourage profit and revenue growth. For executive officers, incentive compensation payments are based primarily on Company-wide performance targets. For selected senior management and technical personnel, Company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within the Company.

    EXECUTIVE INCENTIVE COMPENSATION. In 1999, the Committee approved an executive incentive compensation program based on performance results for fiscal 2000, in which all officers, including the President and CEO, participated. This program determined incentive compensation payments by application of a formula which takes into account the Company's (i) bookings, (ii) revenue, (iii) gross margin and (iv) earnings per share for the year. The Committee weighted each of the elements equally. Individual performance factors may also be taken into account to modify the potential incentive compensation payment calculated under the formula. Based on the Company's performance in each of the four categories for fiscal 2000, Mr. Sollitto was awarded an incentive payment of 82% of his fiscal year 2000 base salary, while other executive officers participating in the program for fiscal 2000 were awarded incentive payments equal to 34% of their respective fiscal year 2000 base salaries.

    KEY EMPLOYEE INCENTIVE COMPENSATION. During fiscal 2000, certain other senior management and technical personnel participated in a key employee incentive compensation program. Under the program, incentive compensation payments were based upon corporate performance targets (which were consistent with those applicable to the executive incentive compensation program), the performance of particular operating groups and individual performance.

EQUITY INCENTIVES

    The Company utilizes its Option Plan, as amended, to further align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of the Company's stock. Generally, options under the 1995 Plan, as amended, are granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

    Options are subject to vesting over fifty months which is designed to motivate option holders to achieve stated objectives, thereby aiding the Company's efforts to maximize revenue and profit together with shareholder value, and to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Committee may grant options taking into account multiple year periods. In fiscal 2000, based on the factors described above, the Committee granted options to purchase 257,500 shares of Common Stock to executive officers of the Company.

    Additional long-term equity incentives are provided through the Company's Employee Stock Participation Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO COMPENSATION

    Mr. Sollitto's compensation package for fiscal 2000 consisted of an annual base salary of $272,117, participation in the Company's executive incentive compensation program and a stock option grant. Under the executive incentive compensation program, Mr. Sollitto received an incentive payment of $165,000.

    To provide Mr. Sollitto with longer-term equity incentives, the Compensation Committee awarded Mr. Sollitto options to purchase 40,000 shares of the Company's Common Stock pursuant to the 1995 Plan.

THE COMPENSATION COMMITTEE

    Floyd Kvamme

    Barry Cox

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on November 16, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Chase H&Q Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

                COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
       AMONG PHOTON DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE CHASE H & Q TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                              CUMULATIVE TOTAL RETURN
                            11/16/95    9/96                     9/97    9/98    9/99    9/00
PHOTON DYNAMICS, INC.         100.00   59.38                    61.98   23.96  175.00  314.58
NASDAQ STOCK MARKET (U.S.)    100.00  119.37                   163.86  166.46  271.94  361.03
CHASE H & Q TECHNOLOGY        100.00  108.26                   161.41  149.97  288.86  470.31

           * $100 INVESTED ON 11/16/95 IN STOCK OR ON 10/31/95
           IN INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING SEPTEMBER 30.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Richard L. Dissly
                                          CHIEF FINANCIAL OFFICER

November 14, 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, PHOTON DYNAMICS, INC., 6325 SAN IGNACIO AVENUE, SAN JOSE, CALIFORNIA 95119.

                                      PROXY

                              PHOTON DYNAMICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 14, 2000

The undersigned hereby appoints Vincent F. Sollitto, Jr. and Richard L. Dissly and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the Hayes Mansion Conference Center, 200 Edenvale Avenue, San Jose, California 95136 on Thursday, December 14, 2000, at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
SIDE                                                                        SIDE

                                   DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3 AND 4.

1. To elect directors to serve for the ensuing year and until their successors are elected.

     NOMINEES: Vincent F. Sollitto, Jr., E. Floyd Kvamme, Barry L. Cox, Michael
     J. Kim, Malcolm J. Thompson and Richard P. Beck.

              FOR      WITHHELD     [_] ______________________________________
              [_]      [_]          For all nominees except as noted above


2. To approve the Company's 1995 Stock           FOR       AGAINST      ABSTAIN
Option Plan, as amended, to increase             [_]          [_]          [_]
the aggregate number of shares of Common
Stock authorized for issuance under
such plan by 500,000 shares.

3. To approve the Company's 1995 Employee        FOR       AGAINST      ABSTAIN
Stock Purchase Plan, as amended, to              [_]          [_]          [_]
increase the aggregate number of shares
of Common Stock authorized for issuance
under such plan by 150,000 shares.

4. To ratify the selection of Ernst & Young       FOR       AGAINST      ABSTAIN
LLP as independent auditors of the                [_]          [_]          [_]
Company for its fiscal year ending
September 30, 2001.

5. To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.

     PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.



Signature:                                    Date:
          ---------------------------------        --------------------

Signature:                                    Date:
          ---------------------------------        --------------------